1Q 18 EARNINGS PRESENTATION April 20, 2018 © 2018 SunTrust Banks, Inc. SunTrust is a federally registered trademark of SunTrust Banks, Inc.

2 This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation beginning on slide 20. In this presentation, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) and annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using applicable federal and state income tax rates to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income. The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically: • The Company presents certain capital information on a tangible basis, including tangible common equity, the ratio of tangible common equity to tangible assets, tangible book value per share, and return on average tangible common equity. These measures exclude the after-tax impact of purchase accounting intangible assets. The Company believes these measures are useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze the capital adequacy of the Company. • Similarly, the Company presents Efficiency ratio-FTE, Tangible efficiency ratio-FTE, and Adjusted tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing Noninterest expense by Total revenue. Efficiency ratio-FTE is computed by dividing Noninterest expense by Total revenue-FTE. Tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. Adjusted tangible efficiency ratio-FTE removes the pre-tax impact of Form 8-K items announced on December 4, 2017 and the impacts of tax reform-related items from the calculation of Tangible efficiency ratio-FTE. The Company believes this measure is useful to investors because it is more reflective of normalized operations as it reflects results that are primarily client relationship and client transaction driven. These measures are utilized by management to assess the efficiency of the Company and its lines of business. • The Company presents adjusted EPS, adjusted noninterest income and adjusted noninterest expense, which exclude the impact of Form 8-K items announced on December 4, 2017 and the impacts of tax reform-related items. The Company believes these measures are useful to investors because they are more reflective of normalized operations as they reflect results that are primarily business driven. These measures are utilized by management to assess the earnings of the Company and its lines of business. • The Company presents the Basel III Common Equity Tier 1 (CET1) ratio, on a fully phased-in basis on slide 15. For December 31, 2017 and prior, fully-phased-in ratios considered a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTA, the overfunded pension asset, and other intangible assets. For 3/31/18, the fully-phased-in ratio considers a 250% risk-weighting for MSRs, as contemplated in the FRB’s ‘Simplifications’ NPR. The Company believes this measure is useful to investors who wish to understand the impact of potential future regulatory requirements. Important Cautionary Statement about Forward-Looking Statements This presentation contains forward-looking statements. Statements regarding future levels of net interest margin, efficiency ratio, tangible efficiency ratio, charge-offs and net charge-off ratio, loan loss provision expense, ALLL ratio, capital returns, investment banking-related income, earnings per share, asset quality, credit losses (including hurricane related losses) and deposit betas, and statements regarding future economic growth and investment, commercial banking trends and growth opportunities in Wholesale banking, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “forecast”, “goals”, “plans,” “targets,” “initiatives,” “opportunity,” “focus”, “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could". Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other periodic reports that we file with the SEC. Those factors include: current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness; we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition; the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings; our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates; interest rates on our outstanding financial instruments might be subject to change based on regulatory developments, which could adversely affect our revenue, expenses, and the value of those financial instruments; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; we are subject to credit risk; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we rely on the mortgage secondary market and GSEs for some of our liquidity; loss of customer deposits could increase our funding costs; any reduction in our credit rating could increase the cost of our funding from the capital markets; we are subject to litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition; we face risks as a servicer of loans; consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we may face more intense scrutiny of our sales, training, and incentive compensation practices; we rely on other companies to provide key components of our business infrastructure; competition in the financial services industry is intense and we could lose business or suffer margin declines as a result; we continually encounter technological change and must effectively develop and implement new technology; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our framework for managing risks may not be effective in mitigating risk and loss to us; our controls and procedures may not prevent or detect all errors or acts of fraud; we are at risk of increased losses from fraud; our operational and communications systems and infrastructure may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely affect our business and disrupt business continuity; a disruption, breach, or failure in the operational systems and infrastructure of our third party vendors and other service providers, including as a result of cyber-attacks, could adversely affect our business; natural disasters and other catastrophic events could have a material adverse impact on our operations or our financial condition and results; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain; depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down some portion of our goodwill; our stock price can be volatile; we might not pay dividends on our stock; our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends; and certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect. IMPORTANT CAUTIONARY STATEMENT

1Q 18 EPS OVERVIEW

EPS Trends



Reported EPS
Adjusted EPS
$0.91
$1.03
$1.06
$1.48
$1.09
$1.29
1Q17
2Q17
3Q17
4Q17
1Q18

Prior Quarter Variance

- EPS increased 18% relative to 4Q 17 adjusted EPS driven by:
  - → Lower effective tax rate
  - → Lower provision expense given continued asset quality improvements

Prior Year Variance

- EPS increased 42% driven by same factors impacting prior quarter variance in addition to:
  - → Improved efficiency (expenses down 3%)
  - → Increased capital returns (average shares down 5%)

Key Highlights

All changes reflect sequential (4Q 17 to 1Q 18) trends, unless otherwise noted

Profitability

- Total revenue (FTE) trends:
  - → Net interest margin improved 7 bps
    - → Core growth in net interest income muted by FTE adjustments
  - → Decline in noninterest income driven by CRE seasonality and lower mortgage production-related income
- Solid efficiency performance
  - → Efficiency ratio of 62.8%, tangible efficiency ratio of 62.1%[1]

Balance Sheet

- Period-end loans relatively stable
  - → Decline in average loan balances driven by the sale of Premium Assignment Corporation (PAC) in 4Q 17

Credit & Capital

- Strong asset quality performance
  - → NCO ratio: 0.22% (down 7 bps)
  - → NPL ratio: 0.50% (up 3 bps)
  - → ALLL ratio down 2 bps
- 9.8% Basel III CET1 ratio (up 11 bps)

1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent ("FTE") basis. Please refer to slide 20 for GAAP reconciliations

3

SunTrust

NET INTEREST INCOME[1]

NIM expansion continues: up 7 bps QoQ and 15 bps YoY

($ in millions)



$1,400
$1,439
$1,467
$1,472
$1,461
3.09%
3.14%
3.15%
3.17%
3.24%
$1,366
$1,403
$1,430
$1,434
$1,441
1Q17
2Q17
3Q17
4Q17
1Q18
Net Interest Income
Net Interest Income (FTE)2
NIM (FTE)

Prior Quarter Variance

- Net interest margin (FTE) increased 7 bps, driven by:
  - → Increases in short-term interest rates (5 bps)
  - → Fewer days in the quarter (2 bps)
- Net interest income (FTE) down $11 million as a result of tax reform (reduced FTE adjustment) and fewer days in the quarter, partially offset by NIM expansion

Prior Year Variance

- Net interest margin (FTE) increased 15 bps, driven primarily by the same factors impacting prior quarter variance in addition to improved loan mix (faster growing consumer portfolio)
- Net interest income (FTE) increased $61 million, or 4% driven by NIM expansion

1. On this slide, net interest income is reported on an unadjusted and fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. SunTrust believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. Net interest margin (FTE) is calculated as net interest income (FTE) divided by average earning assets (on an annualized basis)
2. Please refer to slide 20 for a reconciliation of net interest income to net interest income (FTE)

4

SUNTRUST

5 NONINTEREST INCOME Prior Quarter Variance • Noninterest income decreased $37 million driven by: → $39 million decline in commercial real estate- related income due to seasonality → $25 million decline in mortgage production- related income due to lower volumes and lower gain on sale margins → Partially offset by $23 million gain related to fintech equity investment (other noninterest income) and $13 million increase in capital markets-related income Prior Year Variance • Noninterest income decreased $51 million driven by: → $45 million decline in capital markets-related income due to lower syndicated and leveraged finance activity given market volatility in 1Q 18 and record performance in 1Q 17 → $21 million decline in mortgage-related income $847 $827 $846 $833 $796 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 Noninterest income pressured as a result of lower client activity Reported Noninterest Income 4Q 17 Adjusted Noninterest Income $840 ($ in millions) 1. Adjusted noninterest income excludes the impacts of tax reform-related items. Please refer to slide 20 for a reconciliation of reported noninterest income to adjusted noninterest income 1

6 Strong expense management; noninterest expense down 3% YoY NONINTEREST EXPENSE Prior Quarter Variance • Expenses up 1% relative to 4Q 17 adjusted expenses → Core employee compensation and benefits increased $75 million (primarily seasonal) → Largely offset by continued efficiency progress and below-average operating losses → $10 million net benefit from progression of certain legal matters Prior Year Variance • Noninterest expense down 3% → Driven by lower operating losses and ongoing efficiency initiatives ($ in millions) Reported Noninterest Expense 4Q 17 Adjusted Noninterest Expense $111 $1,465 $1,388 $1,391 $1,409 $1,417 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 $1,520 1. Adjusted noninterest expense excludes the impacts of items announced in the December 4, 2017 Form 8-K and tax reform-related items. Please refer to slide 20 for a reconciliation of reported noninterest expense to adjusted noninterest expense 1

7 71.5% 66.9% 65.3% 63.3% 62.6% 62.0% 61.0% 60%- 61% <60% 72.0% 67.4% 65.6% 63.7% 63.1% 62.6% 61.9% 2011 2012 2013 2014 2015 2016 2017 2018 TER Goal 2019 TER Goal 64.6% 60.6% 59.2% 59.9% 62.1% 65.2% 61.2% 60.1% 60.9% 62.8% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18  Meaningful YoY improvement in efficiency (1Q 17 to 1Q 18)  On track to achieve 2018 and 2019 goals 1. The efficiency ratio and tangible efficiency ratios are reported on fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts net interest income for the tax-favored status of income from certain loans and investments. Unadjusted net interest income can be found on slide 4 2. 2012, 2013, 2014, 4Q 17, and 2017 values represent the adjusted efficiency ratio and adjusted tangible efficiency ratio. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions. Please refer to slide 20 for reconciliations related to the GAAP efficiency ratio EFFICIENCY RATIO & TANGIBLE EFFICIENCY RATIO1 Efficiency Ratio (FTE) Tangible Efficiency Ratio (FTE) 2 2 2 Annual Trend 5-Quarter Trend 2 2

8 CREDIT QUALITY Overall asset quality continues to be very strong ($ in millions)  NPLs increased modestly, driven by hurricane-related forbearance  NCO ratio remains well below historical averages Nonperforming Loans Net Charge-offs $789 $754 $697 $674 $712 0.55% 0.52% 0.48% 0.47% 0.50% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 NPLs Total NPL Ratio $112 $70 $78 $107 $79 0.32% 0.20% 0.21% 0.29% 0.22% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 NCOs Total NCO Ratio (annualized) Provision for Credit Losses $119 $90 $120 $79 $28 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18  Provision decline driven by lower NCOs and lower ALLL Allowance for Loan and Lease Losses $1,714 $1,731 $1,772 $1,735 $1,694 1.20% 1.20% 1.23% 1.21% 1.19% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 ALLL ALLL Ratio  Reduced hurricane reserves and continued asset quality improvements drive decline in ALLL ratio

BALANCE SHEET

($ in billions)

Average Performing Loans



$142.8
$143.7
$144.0
$143.4
$142.2
$26.3
$27.2
$28.2
$28.7
$29.0
$38.3
$38.1
$38.3
$38.2
$38.0
$78.2
$78.4
$77.4
$76.4
$75.2
1Q17
2Q17
3Q17
4Q17
1Q18
Commercial
Residential
Consumer

Prior Quarter Variance

- Average performing loans down 1% driven by the sale of PAC, partially offset by growth in Consumer
  - → PAC sale closed on December 1st and included $1.3 billion of C&I loan balances (impacted 4Q17 average balances by ~$800 million)

Prior Year Variance

- Average performing loans stable as growth in Consumer was offset by declines in C&I (partially impacted by PAC sale) and home equity

Average Deposits



$158.9
$159.1
$159.4
$160.7
$159.2
$6.4
$6.6
$6.5
$6.5
$6.6
$9.7
$10.2
$11.2
$11.9
$13.1
$44.7
$44.4
$44.6
$46.2
$46.6
$43.1
$43.6
$43.8
$44.1
$42.3
$54.9
$54.2
$53.3
$52.0
$50.5
1Q17
2Q17
3Q17
4Q17
1Q18
Money Market
DDA (Nonint bearing)
NOW
Time
Savings

Prior Quarter Variance

- Average client deposits down 1%: growth in time deposits offset by seasonal decline in DDA and lower money market balances
- Interest-bearing deposit costs up 5 bps; reflects 20% beta[1]

Prior Year Variance

- Average client deposits stable: growth in consumer checking and CDs, offset by lower money market balances

1. Compared to change in average Fed Funds effective rate

Note: Totals may not foot due to rounding

9

SUNTRUST

10 CAPITAL POSITION Total Equity & Tangible Common Equity Ratios2 Basel III Common Equity Tier 11 Book Value / Tangible Book Value Per Share3 1. Current quarter amounts are estimated at the time of the earnings release and subject to revision 2. Please refer to slide 21 for a reconcilement of total equity to tangible common equity and total assets to tangible assets 3. Please refer to slide 21 for a reconcilement of book value per share to tangible book value per share 11.6% 11.8% 11.9% 12.1% 12.1% 8.1% 8.1% 8.1% 8.2% 8.0% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 Avg. Equity/Avg. Assets Tangible Common Equity/Tangible Assets $45.62 $46.51 $47.16 $47.94 $47.14 $33.05 $33.83 $34.34 $34.82 $33.97 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 Book Value Per Share Tangible Book Value Per Share $16.8 $17.0 $17.0 $17.1 $17.4 9.7% 9.7% 9.6% 9.7% 9.8% 0 0 0 0 0 0 0 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 Basel III CET1 ratio ($ in billions, except per-share data)

CONSUMER SEGMENT HIGHLIGHTS

($ in millions)	1Q17	4Q17	1Q18	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income	$894	$952	$961	1 %	7 %
Noninterest Income	464	473	443	(6)%	(5)%
Total Revenue	1,358	1,425	1,404	(1)%	3 %
Provision for Credit Losses	88	69	60	(13)%	(32)%
Noninterest Expense	992	1,014	966	(5)%	(3)%
Net Income	**$178**	**$219**	**$295**	**35 %**	**66 %**
Key Statistics ($ in billions)					
Total Loans (average)	$71.1	$73.8	$74.1	0 %	4 %
Client Deposits (average)	$101.9	$102.9	$103.1	0 %	1 %
Managed Assets	$55.7	$58.9	$59.5	1 %	7 %
Full-Service Branches	1,316	1,268	1,236	(3)%	(6)%
Efficiency Ratio	73.1%	71.2%	68.8%		
Tangible Efficiency Ratio[1]	71.9%	70.0%	67.6%		
Mortgage Data:					
Servicing Portfolio for Others	$135.6	$136.1	$135.3	(1)%	(0)%
Production Volume	$5.5	$6.3	$5.1	(18)%	(6)%

Key Highlights

- **Solid loan growth continues (up 4% YoY) which improves the Company's overall loan mix**
  - → When combined with wider deposit spreads (due to low betas), net interest income increased 7% YoY
  - → Loan growth driven by LightStream, Credit Card, and partnership with GreenSky
  - → Announced new third party partnership with Microf in April, enhances home improvement financing opportunity set
- **Noninterest income trends**
  - → Wealth management momentum improving (AUM up 7% YoY)
  - → Mortgage production pressured by lower volumes and reduced gain on sale margins
- **Credit environment remains strong**
  - → Improved outlook for hurricane-related losses
- **Making core efficiency progress**
  - → Branch closure and severance charges taken in 2017 will help drive efficiency progress in 2018
    - → Branches down 6% YoY
  - → Mobile deposits up 18%
- **Continue to invest in digital capabilities**
  - → Introduced new digital mortgage application, SmartGUIDE, in 1Q18

1. Please refer to page 23 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

11
SunTrust

WHOLESALE SEGMENT HIGHLIGHTS

($ in millions)	1Q17	4Q17	1Q18	%Δ Prior Qtr	%Δ Prior Yr
Net Interest Income (FTE)	$561	$608	$583	(4)%	4 %
Noninterest Income	401	410	371	(10)%	(7)%
Total Revenue (FTE)	962	1,018	954	(6)%	(1)%
Provision/(Benefit) for Credit Losses	32	7	(32)	NM	NM
Noninterest Expense	479	467	477	2 %	(0)%
Net Income	**$283**	**$342**	**$390**	**14 %**	**38 %**
Key Statistics ($ in billions)					
Total Loans (average)	$71.2	$69.3	$68.7	(1)%	(4)%
Client Deposits (average)	$56.9	$57.8	$56.1	(3)%	(1)%
Efficiency Ratio (FTE)[1]	49.8%	45.9%	50.0%		
Tangible Efficiency Ratio (FTE)[1]	48.0%	42.9%	47.8%		

Key Highlights

- **Net interest income up 4% YoY, primarily due to net interest margin expansion**
  - → Loan balance reductions concentrated in larger client segments (e.g. CIB, REIT, Institutional CRE), partially offset by growth in Commercial Banking
  - → NIM expansion aided by low deposit betas
- **Noninterest income trends mixed**
  - → Seasonal decline in commercial real estate related income partially offset by investment banking
  - → Much of sequential growth in investment banking driven by revenue from non-CIB clients: reflection of strategy and OneTeam approach
- **Credit environment remains very strong**
  - → 1Q18 provision benefit driven by continued strength in credit quality and lower reserves for anticipated hurricane-related losses
    - → 1Q18 Wholesale NCO ratio: 3 bps

Note: NM = not meaningful
1. Please refer to page 25 of the earnings press release for a reconciliation of efficiency ratio to tangible efficiency ratio

12
SUNTRUST

EXECUTING AGAINST OUR STRATEGIES: WELL POSITIONED FOR FUTURE SUCCESS

Investment Thesis	1Q 18 Accomplishments[1]
Strong & Diverse Franchise; Investing in Growth	• Revenue and balance sheet trends remain stable as a result of diverse business mix → Favorable trends in net interest income (up 4%) offset declines in capital markets and mortgage, which were pressured due to lower client activity in 1Q 18 → Solid growth in consumer lending offset reductions in C&I and CRE • Committed to ongoing investments in growth → Expanded industry expertise within Commercial Banking by adding Aging Services vertical → Ongoing technology investments: mobile deposits +18%, new FinTech lending partnership, and introduced SmartGUIDE (new digital mortgage application)
Improving Efficiency & Returns	• Favorable operating environment, ongoing efficiency initiatives, and strong credit quality drive strong financial results → NIM: 3.24% | 15 bp YoY improvement → Tangible efficiency ratio: 62.1%[2] | 250 bp YoY improvement → ROTCE: 15.6%[3] | 430 bp YoY improvement → EPS: $1.29 | 42% YoY improvement
Strong Capital Position	• Repurchased $330 million of common stock in 1Q 18 → 5% YoY decline in average common shares outstanding • 9.8% Basel III CET1 ratio (up 16 bps YoY) → Strong capital position provides opportunity to further increase dividends and share buybacks

1. Figures refer to the YoY change of 1Q 17 vs. 1Q 18 unless otherwise noted
2. Efficiency ratio (FTE) was 62.8% for 1Q 18. Please refer to slide 20 for GAAP reconciliations
3. Reported ROE is 11.2%. Please refer to page 21 of the earnings press release for GAAP reconciliations

13
SunTrust

APPENDIX

5-QUARTER FINANCIAL HIGHLIGHTS

		1Q 17	2Q 17	3Q 17	4Q 17	1Q 18
Profitability	EPS (diluted)	$0.91	$1.03	$1.06	$1.48	$1.29
	Adjusted EPS (diluted)[1]	$0.91	$1.03	$1.06	$1.09	$1.29
	Efficiency Ratio (FTE)	65.2%	61.2%	60.1%	65.9%	62.8%
	Tangible Efficiency Ratio (FTE)[2]	64.6%	60.6%	59.2%	64.8%	62.1%
	Adjusted Tangible Efficiency Ratio (FTE)[2]	64.6%	60.6%	59.2%	59.9%	62.1%
	Net Interest Margin (FTE)	3.09%	3.14%	3.15%	3.17%	3.24%
	Return on Average Assets	0.93%	1.03%	1.04%	1.43%	1.28%
	Return on Average Common Equity	8.2%	9.1%	9.0%	12.5%	11.2%
	Return on Average Tangible Common Equity[3]	11.3%	12.5%	12.5%	17.2%	15.6%
Balance Sheet	Average Performing Loans ($ in billions)	$142.8	$143.7	$144.0	$143.4	$142.2
	Average Client Deposits ($ in billions)	$158.9	$159.1	$159.4	$160.7	$159.2
Credit & Capital	NPL Ratio	0.55%	0.52%	0.48%	0.47%	0.50%
	NCO Ratio	0.32%	0.20%	0.21%	0.29%	0.22%
	ALLL Ratio	1.20%	1.20%	1.23%	1.21%	1.19%
	Basel III Common Equity Tier 1 Ratio (transitional)	9.7%	9.7%	9.6%	9.7%	9.8%
	Basel III Common Equity Tier 1 Ratio (fully phased-in)[4]	9.5%	9.5%	9.5%	9.6%	9.7%
	Book Value Per Share	$45.62	$46.51	$47.16	$47.94	$47.14
	Tangible Book Value Per Share[5]	$33.05	$33.83	$34.34	$34.82	$33.97

1. Please refer to slide 5 of the 4Q 17 earnings presentation for the GAAP reconciliations
2. Please refer to slide 20 for the GAAP reconciliations
3. Please refer to page 21 of the earnings press release for GAAP reconciliations
4. For 12/31/17 and prior, fully-phased-in ratios considered a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTA, the overfunded pension asset, and other intangible assets. For 3/31/18, the fully-phased-in ratio considers a 250% risk-weighting for MSRs, as contemplated in the FRB's 'Simplifications' NPR
5. Please refer to slide 21 for a reconcilement to book value per share

15
SunTrust

30-89 DAY DELINQUENCIES BY LOAN CLASS

($ in millions)

30-89 Accruing Delinquencies	1Q17	2Q17	3Q17	4Q17	1Q18	Memo: 1Q18 Loan Balance
Commercial & industrial	0.05%	0.05%	0.08%	0.06%	0.05%	$66,321
Commercial real estate	0.03%	0.04%	0.02%	0.00%	0.03%	$5,352
Commercial construction	0.00%	0.00%	0.00%	0.00%	0.00%	$3,651
Total Commercial Loans	**0.04%**	**0.05%**	**0.07%**	**0.06%**	**0.05%**	**$75,324**
Residential mortgages – guaranteed	-	-	-	-	-	$611
Residential mortgages – nonguaranteed	0.26%	0.21%	0.27%	0.55%	0.24%	$27,165
Home equity products	0.63%	0.66%	0.85%	0.71%	0.65%	$10,241
Residential construction	0.33%	0.30%	0.28%	2.33%	0.11%	$256
Guaranteed student loans	-	-	-	-	-	$6,693
Other direct	0.39%	0.36%	0.44%	0.42%	0.39%	$8,941
Indirect	0.83%	0.83%	1.09%	0.91%	0.71%	$11,869
Credit cards	0.74%	0.75%	0.89%	0.83%	0.89%	$1,518
Total Consumer Loans[1,2]	**0.47%**	**0.45%**	**0.58%**	**0.65%**	**0.44%**	**$67,294**
Total SunTrust - excl. gov.-guaranteed delinquencies[3]	0.22%	0.22%	0.29%	0.32%	0.22%	$135,314
Impact of excluding gov.-guaranteed delinquencies	0.50%	0.44%	0.42%	0.48%	0.46%	$7,304
Total SunTrust - incl. gov.-guaranteed delinquencies[4]	0.72%	0.66%	0.71%	0.80%	0.68%	$142,618

1. Excludes delinquencies on federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

16

SunTrust

17 NONPERFORMING LOANS BY LOAN CLASS Note: Totals may not foot due to rounding Memo: Nonperforming Loans ($ in millions) 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 1Q 18 Loan Balance Commercial & industrial $328 $304 $292 $215 $216 $66,321 Commercial real estate 6 5 5 24 46 $5,352 Commercial construction 18 16 1 1 - $3,651 Total Commercial Loans $352 $325 $298 $240 $262 $75,324 Residential mortgages – guaranteed - - - - - $611 Residential mortgages - nonguaranteed 179 181 161 206 253 $27,165 Home equity products 237 226 214 203 169 $10,241 Residential construction 12 12 11 11 16 $256 Guaranteed student loans - - - - - $6,693 Other direct 5 5 6 7 8 $8,941 Indirect 4 5 7 7 4 $11,869 Credit cards - - - - - $1,518 Total Consumer Loans $437 $429 $399 $434 $450 $67,294 Total SunTrust $789 $754 $697 $674 $712 $142,618 NPLs / Total Loans 0.55% 0.52% 0.48% 0.47% 0.50% ($ in millions)

18 NET CHARGE-OFF RATIOS BY LOAN CLASS Note: Totals may not foot due to rounding ($ in millions) Memo: Net Charge-off Ratio (annualized) 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 1Q 18 Loan Balance Commercial & industrial 0.29% 0.10% 0.09% 0.22% 0.08% $66,321 Commercial real estate (0.02)% 0.00% 0.44% (0.01)% 0.28% $5,352 Commercial construction (0.02)% 0.10% (0.01)% (0.01)% (0.02)% $3,651 Total Commercial Loans 0.26% 0.10% 0.11% 0.19% 0.09% $75,324 Residential mortgages – guaranteed - - - - - $611 Residential mortgages – nonguaranteed 0.17% 0.14% 0.14% 0.20% 0.14% $27,165 Home equity products 0.35% 0.20% 0.15% 0.19% 0.10% $10,241 Residential construction (0.34)% 0.84% 1.63% 3.39% 0.69% $256 Guaranteed student loans - - - - - $6,693 Other direct 0.61% 0.70% 0.70% 0.81% 0.82% $8,941 Indirect 0.78% 0.45% 0.59% 0.66% 0.67% $11,869 Credit cards 2.61% 2.77% 2.55% 2.77% 3.21% $1,518 Total Consumer Loans 0.39% 0.32% 0.33% 0.41% 0.37% $67,294 Total SunTrust 0.32% 0.20% 0.21% 0.29% 0.22% $142,618

19 NET CHARGE-OFFS BY LOAN CLASS Memo: Net Charge-offs ($ in millions) 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 1Q 18 Loan Balance Commercial & industrial $50 $18 $16 $37 $13 $66,321 Commercial real estate - - 6 - 4 $5,352 Commercial construction - 1 - - - $3,651 Total Commercial Loans $50 $19 $22 $37 $17 $75,324 Residential mortgages – guaranteed - - - - - $611 Residential mortgages – nonguaranteed 10 9 9 14 9 $27,165 Home equity products 10 5 5 5 3 $10,241 Residential construction - 1 1 3 - $256 Guaranteed student loans - - - - - $6,693 Other direct 12 14 15 18 18 $8,941 Indirect 21 13 18 20 20 $11,869 Credit cards 9 9 8 10 12 $1,518 Total Consumer Loans $62 $51 $56 $70 $62 $67,294 Total SunTrust $112 $70 $78 $107 $79 $142,618 ($ in millions) Note: Totals may not foot due to rounding

RECONCILIATION: ADJUSTED EFFICIENCY RATIO (FTE) & ADJUSTED TANGIBLE EFFICIENCY RATIO (FTE)

	1Q 17	2Q 17	3Q 17	4Q 17	1Q 18	2011	2012	2013	2014	2015	2016	2017
Reported (GAAP) Basis												
Net Interest Income	1,366	1,403	1,430	1,434	1,441	5,065	5,102	4,853	4,840	4,764	5,221	5,633
Noninterest Income	847	827	846	833	796	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue	2,213	2,230	2,276	2,267	2,237	8,486	10,475	8,067	8,163	8,032	8,604	8,987
Noninterest Expense[1]	1,465	1,388	1,391	1,520	1,417	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Efficiency Ratio	66.2%	62.2%	61.1%	67.0%	63.3%	73.0%	60.0%	72.3%	67.9%	64.2%	63.6%	64.1%
Reconciliation:												
Net Interest Income	1,366	1,403	1,430	1,434	1,441	5,065	5,102	4,853	4,840	4,764	5,221	5,633
FTE Adjustment	34	36	37	38	20	114	123	127	142	142	138	145
Net Interest Income-FTE	1,400	1,439	1,467	1,472	1,461	5,179	5,225	4,980	4,982	4,906	5,359	5,778
Noninterest Income	847	827	846	833	796	3,421	5,373	3,214	3,323	3,268	3,383	3,354
Revenue-FTE	2,247	2,266	2,313	2,305	2,257	8,600	10,598	8,194	8,305	8,174	8,742	9,132
Efficiency Ratio-FTE	65.2%	61.2%	60.1%	65.9%	62.8%	72.0%	59.3%	71.2%	66.7%	63.1%	62.6%	63.1%
Adjustment Items (Noninterest Income):												
3Q-4Q 12 student / Ginnie Mae loan sale (losses)							(92)					
Securities gain related to the sale of Coca Cola stock							1,938					
Pre-tax mortgage repurchase provision related to loans sold to GSEs prior to 2009							(371)					
GSE mortgage repurchase settlements								(63)				
RidgeWorth sale									105			
Premium Assignment Corporation sale				107								107
Securities & MSR losses in connection with tax reform-related actions				(114)								(114)
Adjusted Noninterest Income	847	827	846	840	796	3,421	3,898	3,277	3,218	3,268	3,383	3,361
Adjusted Revenue-FTE[2]	2,247	2,266	2,313	2,313	2,257	8,600	9,123	8,257	8,200	8,174	8,742	9,139
Noninterest Expense[1]	1,465	1,388	1,391	1,520	1,417	6,194	6,284	5,831	5,543	5,160	5,468	5,764
Adjustment Items (Noninterest Expense):												
Legacy affordable housing impairment							96					
Charitable contribution of KO shares							38					
Impact of certain legacy mortgage legal matters								323	324			
Mortgage servicing advances allowance increase								96				
Potential mortgage servicing settlement & claims expense												
Efficiency related charges as outlined in 12/4/17 8-K				36								36
Contribution to communities / teammates in connection with tax-reform				75								75
Adjusted Noninterest Expense[2]	1,465	1,388	1,391	1,409	1,417	6,194	6,150	5,412	5,219	5,160	5,468	5,653
Amortization Expense	13	15	22	25	15	43	46	23	25	40	49	77
Adjusted Tangible Expenses[2]	1,452	1,373	1,369	1,384	1,402	6,151	6,104	5,389	5,194	5,120	5,419	5,576
Adjusted Efficiency Ratio-FTE[3]	65.2%	61.2%	60.1%	60.9%	62.8%	72.0%	67.4%	65.6%	63.7%	63.1%	62.6%	61.9%
Adjusted Tangible Efficiency Ratio-FTE[3]	64.6%	60.6%	59.2%	59.9%	62.1%	71.5%	66.9%	65.3%	63.3%	62.6%	62.0%	61.0%

1. In accordance with updated GAAP, amortization of affordable housing investments of $40 million, $39 million, and $49 million were reclassified and are now presented in provision for income taxes for 2011, 2012, and 2013, respectively. Previously, the amortization was presented in other noninterest expense
2. Adjusted revenue and expenses are provided as they remove certain items that are material and potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions
3. Represents adjusted noninterest expense / adjusted revenue-FTE. Adjusted tangible efficiency ratio excludes amortization expense, the impact of which is (0.59%), (0.65%), (0.95%), (1.08%), (0.66%), (0.50%), (0.50%), (0.28%), (0.30%), (0.49%), (0.56%), and (0.82%) for 1Q 17, 2Q 17, 3Q 17, 4Q 17, 1Q 18, 2011, 2012, 2013, 2014, 2015, 2016, and 2017, respectively

20

SUNTRUST

21 RECONCILIATION: OTHER NON-GAAP MEASURES Note: Totals may not foot due to rounding 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 Total Shareholders' Equity $23.5 $24.5 $24.5 $25.2 $24.3 Goodwill, Net of Deferred Taxes (6.1) (6.1) (6.1) (6.2) (6.2) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.7) (1.7) (1.7) (1.8) (2.0) MSRs 1.7 1.7 1.7 1.8 2.0 Tangible Equity $17.4 $18.4 $18.4 $19.0 $18.1 Noncontrolling Interest (0.1) (0.1) (0.1) (0.1) (0.1) Preferred Stock (1.2) (2.0) (2.0) (2.5) (2.0) Tangible Common Equity $16.1 $16.3 $16.3 $16.4 $16.0 Total Assets 205.6 207.2 208.3 206.0 204.9 Goodwill (6.3) (6.3) (6.3) (6.3) (6.3) Other Intangible Assets Including MSRs, Net of Deferred Taxes (1.7) (1.7) (1.7) (1.8) (2.0) MSRs 1.7 1.7 1.7 1.8 2.0 Tangible Assets $199.3 $200.9 $201.9 $199.6 $198.5 Average Equity / Average Assets 11.6% 11.8% 11.9% 12.1% 12.1% Total Equity / Total Assets 11.4% 11.8% 11.8% 12.2% 11.8% Tangible Equity / Tangible Assets 8.7% 9.2% 9.1% 9.5% 9.1% Tangible Common Equity / Tangible Assets 8.1% 8.1% 8.1% 8.2% 8.0% Book Value Per Common Share $45.62 $46.51 $47.16 $47.94 $47.14 Tangible Book Value Per Common Share $33.05 $33.83 $34.34 $34.82 $33.97 ($ in billions, except per-share data)